                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                        -------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 1, 2003

                                  ------------


                            SEROLOGICALS CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          DELAWARE                  0-26126                     58-2142225
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(STATE OR OTHER JURISDICTION    (COMMISSION FILE               (IRS EMPLOYEE
     OF INCORPORATION)               NUMBER)                 IDENTIFICATION NO.)


                    5655 SPALDING DRIVE, NORCROSS, GA 30092
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              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



                                 (678) 728-2000
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                        (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)



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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

On April 11, 2003, Serologicals Corporation (the "Company") filed an initial Current Report on Form 8-K with the Securities and Exchange Commission reporting the closing of its previously announced acquisition of Chemicon International, Inc. and Chemicon Europe Ltd (collectively referred to as "Chemicon"). This report amends Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits, to include the pro forma financial information required by Item 7.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a) Financial Statements

Audited combined balance sheets of Chemicon International, Inc. and Affiliates for the years ended December 31, 2002 and 2001 and the related combined statements of income, comprehensive income and retained earnings, and cash flows for each of the three years in the period ended December 31, 2002. *

(b) Proforma Financial Information

Pro forma financial statements of Serologicals Corporation as of December 29, 2002 and for the fiscal years ended December 29, 2002 and December 30, 2001.

(c) Exhibits.

The following Exhibits are filed or furnished as part of this Report.

EXHIBIT
NO.         DESCRIPTION OF EXHIBITS

2.1      Amended and Restated Securities Purchase Agreement, dated as of
         February 11, 2003, between Serologicals Research Products, Inc. and
         Falcon International Investment Holdings LLC*

2.2      Deed of Variation, dated April 4, 2003, between Serologicals Research
         Products, Inc. and Falcon International Investment Holdings LLC*

2.3      European Purchase Agreement dated February 11, 2003 between
         Serologicals Research Products, Inc. and Falcon International
         Investment Holdings LLC (Exhibit 2.6 to the Company's Annual Report on Form 10-K for the year ended December 29, 2002 is hereby incorporated by reference).

10.1     $117,500,000 Credit Agreement, dated as of April 7, 2002, among
         Serologicals Corporation, as Borrower, the several lenders from time to time parties thereto, UBS Warburg LLC, as Arranger, and UBS
         AG, Stamford Branch, as Administrative Agent. *

23.1     Consent of Swenson Corporation*

99.1     Press Release dated April 7, 2003.*

         * Previously filed.

                        PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma combined consolidated balance sheet as of December 29, 2002 and unaudited pro forma combined consolidated statements of income for the years ended December 29, 2002 and December 30, 2001 (collectively, the "Pro Forma Statements") are based on the historical Consolidated Financial Statements of Serologicals Corporation (the "Company"), included in the Company's Annual Report on Form 10-K for the year ended December 29, 2002 and the audited combined balance sheets of Chemicon International, Inc. and Affiliates (collectively, "Chemicon") for the years ended December 31, 2002 and 2001 and the related combined statements of income, comprehensive income and retained earnings, and cash flows for each of the three years in the period ended December 31, 2002, included in the Form 8-K filed on April 11, 2003, adjusted to give effect to the acquisition of Chemicon, a privately-owned company, pursuant to the Amended and Restated Securities Purchase Agreement and European Purchase Agreement, as amended by the Deed of Variation, between Serologicals Research Products, Inc. and Falcon International Investment Holdings LLC dated February 11, 2003 (the "Chemicon Acquisition"). The Chemicon Acquisition was accounted for using the purchase method of accounting, and the assumptions and adjustments in the accompanying Notes to the Unaudited Pro Forma Combined Consolidated Financial Statements. The pro forma combined consolidated balance sheet gives effect to the transaction as if it occurred on December 29, 2002 and the pro forma combined consolidated statements of income give effect to the transaction as if it occurred on January 1, 2001, the first day of the Company's 2001 fiscal year.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Statements are provided for informational purposes only and do not purport to represent what the Company's financial position and results of operations would actually have been had the Chemicon Acquisition in fact occurred on such dates or to project the Company's financial position or results of operations for any future period. Furthermore, the allocation of the purchase price is preliminary and subject to further revision.

The Pro Forma Statements and the Notes thereto should be read in conjunction with the historical Consolidated Financial Statements of the Company and Notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 29, 2002 and the historical Combined Financial Statements of Chemicon and Notes thereto included in Form 8-K filed on April 11, 2003.

                            Serologicals Corporation
           Pro Forma Combined Consolidated Balance Sheet - Unaudited
                               December 29, 2002
                                 (in thousands)

ASSETS
                                                         SEROLOGICALS AS      CHEMICON         PRO FORMA        SEROLOGICALS PRO
                                                            REPORTED         HISTORICAL       ADJUSTMENTS            FORMA
                                                         ---------------     ----------       -----------       ----------------
Current Assets:
   Cash and cash equivalents                                $  12,850         $    362         $(13,212)(1)        $      --
   Trade accounts receivables, net                             35,868            4,671                                40,539
   Inventories                                                 26,305            6,740                                33,045
   Income tax receivable                                          780               --                                   780
   Other current assets                                         5,912              932             (500)(1)            6,344
                                                            ---------         --------         --------            ---------
     Total current assets                                      81,715           12,705          (13,712)              80,708
Property and equipment, net                                    55,461            3,806               --               59,267
Goodwill                                                       39,226               --           53,422(3)            92,648
Patents and proprietary know-how, net                          10,704               --           29,000(3)            39,704
Intangible assets, net                                          3,508            5,604            4,696(3)            13,808
Other assets, net                                                 551               90            3,800(1)             4,441
                                                            ---------         --------         --------            ---------
     Total assets                                           $ 191,165         $ 22,205         $ 77,206            $ 290,576
                                                            =========         ========         ========            =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Current maturities of long-term debt and capital
     lease obligations                                      $     385         $  2,150         $ (1,650)(2)              885
   Accounts payable                                             5,361            4,050               --                9,411
   Accrued liabilities                                          9,833            3,861                                13,694
   Accrued dividend and advances payable to stockholder            --            8,077           (8,077)(2)               --
   Deferred revenue                                               668               --               --                  668
                                                            ---------         --------         --------            ---------
     Total current liabilities                                 16,247           18,138           (9,727)              24,658

Long term debt and capital lease obligations,
  less current maturities                                          39            3,690           87,118(2)            90,847
Deferred income taxes                                           4,116               --               --                4,116
Other liabilities                                                 393              192               --                  585
                                                            ---------         --------         --------            ---------
     Total liabilities                                         20,795           22,020           77,391              120,206
                                                            ---------         --------         --------            ---------

Stockholders' equity:
   Common stock                                                   277                2               (2)                 277
   Additional paid in capital                                 118,116              307             (307)             118,116
   Retained earnings                                           72,211             (127)             127               72,211
   Accumulated other comprehensive income                         113                3               (3)                 113
   Less: Treasury stock at cost                               (20,347)              --               --              (20,347)
                                                            ---------         --------         --------            ---------
     Total stockholders equity                                170,370              185             (185)             170,370
                                                            ---------         --------         --------            ---------
     Total liabilities and stockholders' equity             $ 191,165         $ 22,205         $ 77,206            $ 290,576
                                                            =========         ========         ========            =========

                            Serologicals Corporation
        Pro Forma Combined Consolidated Statement of Income - Unaudited
                 For the Twelve Months Ended December 29, 2002
               (in thousands, except share and per share amounts)

                                             SEROLOGICALS AS      CHEMICON          PRO FORMA     SEROLOGICALS PRO
                                                REPORTED         HISTORICAL        ADJUSTMENTS          FORMA
                                             ---------------     ----------        -----------    ----------------

Net sales                                     $    145,470         $40,305                          $   185,775
Cost and expenses:
   Cost of sales                                    76,627          14,555                               91,182
   Selling, general and administrative              37,974          16,691              (468)(3)         54,197
   Research and development                          5,628           2,694                                8,322
   Special charges, net                              3,228           1,297                                4,525
                                              ------------         -------           -------        -----------
Operating income                                    22,013           5,068               468             27,549
   Other expenses, net                                 951             262             1,715(3)           2,928
   Interest (income) expense, net                     (398)            370             5,412(4)           5,384
                                              ------------         -------           -------        -----------
Income before income taxes                          21,460           4,436            (6,659)            19,237
Provision for income taxes                           7,511              76              (854)(5)          6,733
                                              ------------         -------           -------        -----------
Net income                                    $     13,949         $ 4,360           $(5,805)       $    12,504
                                              ============         =======           =======        ===========

Net income per common share:
   Basic                                      $       0.57                                          $      0.51
   Diluted                                    $       0.56                                          $      0.50

Weighted average shares:
   Basic                                        24,356,852                                           24,356,852
   Diluted                                      24,837,205                                           24,837,205

                            Serologicals Corporation
        Pro Forma Combined Consolidated Statement of Income - Unaudited
                 For the Twelve Months Ended December 30, 2001
               (in thousands, except share and per share amounts)

                                            SEROLOGICALS AS        CHEMICON        PRO FORMA     SEROLOGICALS PRO
                                                REPORTED          HISTORICAL      ADJUSTMENTS        FORMA
                                            ----------------      ----------      -----------    ----------------
Net sales                                     $    109,792         $ 35,068                       $   144,860
Cost and expenses:
   Cost of sales                                    57,627           12,940                            70,567
   Selling, general and administrative              23,521           14,687           (468)(3)         37,740
   Research and development                          1,665            1,637                             3,302
   Special charges, net                                 61               --                                61
                                              ------------         --------         ------        -----------
Operating income                                    26,918            5,804            468             33,190
   Other expenses, net                               1,471             (122)         1,715(3)           3,064
   Interest (income) expense, net                   (1,139)             563          5,219(4)           4,643
                                              ------------         --------         ------        -----------
Income before income taxes                          26,586            5,363         (6,466)            25,483
Provision for income taxes                           9,494               86           (661)(5)          8,919
                                              ------------         --------         ------        -----------
Net income                                    $     17,092         $  5,277         (5,805)       $    16,564
                                              ============         ========         ======        ===========

Net income per common share:
   Basic                                      $       0.72                                        $      0.70
   Diluted                                    $       0.70                                        $      0.68

Weighted average shares:
   Basic                                        23,748,764                                         23,748,764
   Diluted                                      24,438,505                                         24,438,505

                            Serologicals Corporation
         Notes to Unaudited Pro Forma Consolidated Financial Statements

1.       MAJOR ASSUMPTIONS

         The unaudited pro forma consolidated financial statements give effect to the Chemicon Acquisition. The total purchase price was $95 million. The acquisition was funded with the proceeds from a $82.5 million five year term loan and cash on hand. The Company incurred approximately $3.8 million in costs associated with the new credit facility, which have been included in other assets, net in the combined consolidated balance sheet and are assumed to be amortized over 5 years, the life of the credit facility. The purchase price reported on the pro forma balance sheet includes approximately $2.530 million of direct costs associated with the transaction, of which $0.5 million was paid prior to December 29, 2002 and included in prepaid other current assets. Amounts paid to the sellers were reduced by amounts required to repay certain outstanding debts and capital leases at time of the closing.

         The acquisition is being accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"), whereby the total cost of the acquisition has been allocated to the tangible and intangible assets acquired and liabilities assumed based upon their fair values at the effective date of the acquisition. The estimated fair value pro forma adjustments are preliminary and are subject to revision. An independent valuation of the intangible assets is being conducted, and the final allocation will be made when completed.

         The unaudited pro forma combined statements of income were prepared as if the acquisition occurred January 1, 2001 (the first day of the Company's 2001 fiscal year), and the unaudited pro forma combined balance sheet was prepared as if the acquisition occurred December 29, 2002. These statements do not purport to represent what the Company's financial position and results of operations would actually have been had the Chemicon Acquisition in fact occurred on such dates or to project the Company's financial position or results of operations for any future period.

         The unaudited pro forma combined financial statements have been prepared based on the annual audited financial statements of the Company and Chemicon for the fiscal years ended 2002 and 2001, respectively.

         Special charges for Serologicals and Chemicon are further explained in the Company's Annual Report on Form 10-K for the year ended December 29, 2002 and the audited historical combined Financial Statements of Chemicon included in the Form 8-K filed on April 11, 2003.

2.       DEBT AND NOTES PAYABLE

         All of Chemicon's outstanding borrowings payable and amounts due to Chemicon's sole shareholder were repaid at closing by Chemicon using proceeds from the sale. The pro forma adjustment was a reduction of current maturities of long term debt and capital obligations, accrued dividend and advances payable to stockholder and long term debt and capital lease obligations, less current maturities of $2.150 million, $8.077 million and $3.690 million, respectively. The remaining debt represents the $82.5 million term loan. Additionally, the Company assumed for purposes of these pro forma that it used all of its cash on hand and a draw of $8.808 million on the Revolver to fund the acquisition and $2.030 million and $3.800 million associated with additional acquisition costs and debt refinancing costs, respectively. Furthermore, a pro forma adjustment of $0.500 million was made to reclassify a portion of the term loan from long-term debt and capital lease obligations to current maturities of long term debt and capital lease obligations as this amount is due within 12 months of December 29, 2002. Pro forma long-term debt and capital lease obligations at December 29, 2002 consisted of the following (in thousands):

                        Term loan                        $82,500
                        Revolver                           8,808
                        Capital lease obligations            424
                                                         -------
                                                          91,732
                        Less current maturities              885
                                                         -------
                                                         $90,847
                                                         =======

3.       LONG-TERM TANGIBLE AND INTANGIBLE ASSETS

         The preliminary purchase price allocation resulted in the following long-term asset classifications (in thousands):

   ASSET DESCRIPTION                 ESTIMATED VALUE   ESTIMATED LIFE
   -----------------                 ---------------   --------------
Fixed assets                             $ 3,806        Various (3-10)
Patented and proprietary know-how         29,000        16 to 20 years
Trademarks and trade names                 9,000        Indefinite
Information database                         600        20 years
Customer relationships                       500        5 years
Distributor relationships                    200        5 years
Goodwill                                 $53,422        Indefinite

         The pro forma adjustment for depreciation and amortization estimated at $1.715 million is calculated by determining the amount of depreciation and amortization for the period using the fair values and the lives above, and adjusting the actual amounts recognized for the periods by the amounts calculated to arrive at a net adjustment. Additionally, the Chemicon historical amortization expenses of $0.468 million for the periods ended December 29, 2002 and December 30, 2001, respectively, have been eliminated. In accordance with SFAS 141, goodwill and trademarks and trade names related to this transaction are not amortized as they are indefinite lived assets.

4.       INTEREST EXPENSE

         The pro forma interest expense adjustment of $5.022 million in 2002 and 2001 was calculated by assuming the acquisition of Chemicon was funded with an $82.500 million term loan and an $8.808 million draw on the Revolver, as well as cash on hand. The company also assumed that the debt balance remained constant during 2002 and 2001. The pro forma adjustment for interest was calculated using a weighted average interest rate of 5.5%. The Company selected 5.5% as it approximates the interest rate at the date of acquisition. Additionally interest expense includes a pro forma adjustment of $0.760 million for amortization of capitalized debt costs associated with the Company's new credit facility. Interest expense includes a pro forma adjustment to reverse interest cost associated with Chemicon's borrowings repaid at closing of $0.37 million and $0.563 million in 2002 and 2001, respectively.

5.       INCOME TAX

         The income tax effect included in the pro forma adjustments was calculated assuming all pro forma adjustments (including Chemicon historical results) were taxed at Serologicals expected effective tax rate of 35%.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       Serologicals Corporation
                                       ------------------------
                                       (Registrant)




Date:  May 14, 2003                    By: /s/ Harold W. Ingalls
                                           ------------------------------------
                                           Harold W. Ingalls
                                           Vice President/Chief Financial
                                           Officer